KPMG
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                One Mellon Center                         Telephone 412 391 9710
                Pittsburgh, PA 15219                      Fax 412 391 8963




                         Independent Auditor's Consent


The Board of Directors and Stockholders
Fidelity Bancorp, Inc.



We consent to the use of our report  included herein and to the reference to our
firm  under  the  heading   "Experts"  in  the  prospectus  and  application  of
conversion.


                                        /s/ KPMG LLP



October 2, 2002
Pittsburgh, Pennsylvania



[LOGO] KPMG LLP, KPMG LLP, a U.S. limited liability partnership is a member of KPMG International, a Swiss association